UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2005

Critical Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware (State or other juris- diction of incorporation)	000-50767 (Commission File Number)	04-3523569 (IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts (Address of principal executive offices)	02421 (Zip Code)

Registrant’s telephone number, including area code: (781) 402-5700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Agreement

On June 20, 2005, Critical Therapeutics, Inc. (the “Company”) entered into a Warrant Agreement (the “Warrant Agreement”) with Mellon Investor Services LLC as Warrant Agent in connection with the completion of the previously announced sale of an aggregate of 9,945,261 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $5.48 per share, together with warrants (the “Warrants”) to purchase an aggregate of 3,480,842 shares of Common Stock (the “Private Placement”). The Warrants were issued pursuant to the Warrant Agreement on June 20, 2005 and are exercisable until June 6, 2010 (the “Expiration Date”) at an exercise price of $6.58 per share. In addition, the Warrants are exercisable on a cashless basis until and including the Expiration Date.

The foregoing summary of the terms of the Warrant Agreement and the Warrants is subject to, and qualified in its entirety by, the Warrant Agreement, including the form of Warrant attached as Exhibit A thereto, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Management Rights Agreement

On June 20, 2005, the Company entered into a management rights letter agreement (the “Management Rights Agreement”) with Prospect Venture Partners III, L.P. (“Prospect”) under which the Company granted Prospect certain contractual management rights. In connection with Prospect’s investment in the Private Placement, the Company has also agreed to provide for the election of James B. Tananbaum, M.D. to the Board of Directors of the Company as a Class II Director. Dr. Tananbaum is a Managing Member of Prospect Management Co. III, L.L.C., the general partner of Prospect.

Under the Management Rights Agreement, if an individual affiliated with or designated by Prospect is not represented on the Company’s Board of Directors, Prospect will have the right, subject to specified limitations, to:

•	meet with the executive officers of the Company to consult with and advise on significant business issues relating to the operation of the Company;

•	visit and inspect the properties of the Company, including its corporate and financial records;

•	receive copies of all written notices, minutes and consents of the Board of Directors that the Company provides to the Board of Directors; and

•	designate a representative to address the Board of Directors with respect to Prospect’s concerns regarding significant business issues facing the Company.

Prospect’s management rights under the Management Rights Agreement terminate upon the earliest of June 30, 2006, the date on which Prospect ceases to hold a minimum of 1,000,000 shares of Common Stock or the effective date of a merger or similar transaction involving the Company that meets specified conditions.

The foregoing summary of the terms of the Management Rights Agreement is subject to, and qualified in its entirety by, the Management Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2005	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Frank E. Thomas
Frank E. Thomas
Chief Financial Officer, Senior Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Warrant Agreement dated June 20, 2005 between Critical Therapeutics, Inc. and Mellon Investor Services LLC as Warrant Agent.

99.2	Management Rights Letter Agreement dated June 20, 2005 between Critical Therapeutics, Inc. and Prospect Venture Partners III, L.P.